Exhibit 3.65

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “FIDELITY NATIONAL PAYMENT SERVICES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE TWELFTH DAY OF FEBRUARY, A.D. 1987, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 1990, AT 12:25 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “TELECREDIT, INC.” TO “EQUIFAX PAYMENT SERVICES, INC.” , FILED THE TWENTIETH DAY OF OCTOBER, A.D. 1994, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-FIRST DAY OF APRIL, A.D. 1995, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “EQUIFAX PAYMENT SERVICES, INC.” TO “CERTEGY PAYMENT SERVICES, INC.”, FILED THE TWENTY-FIRST DAY OF JUNE, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINTH DAY OF MARCH, A.D. 2006, AT 5:36 O’CLOCK P.M.

Delaware

The First State

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “CERTEGY PAYMENT SERVICES, INC.” TO “FIDELITY NATIONAL PAYMENT SERVICES, INC.”, FILED THE FIFTH DAY OF MAY, A.D. 2006, AT 5:12 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRD DAY OF DECEMBER, A.D. 2008, AT 8 O’CLOCK A.M.

FEB 12 1987

RESTATED CERTIFICATE OF INCORPORATION

OF

TELECREDIT, INC.

TELECREDIT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1: The Certificate of Incorporation of the corporation was originally filed with the Delaware Secretary of State on May 15, 1961.

2: The Board of Directors of said corporation, at a meeting duly held, adopted resolutions proposing and declaring advisable adoption of the Restated Certificate of Incorporation which restates and integrates, but does not further amend, the provisions of the Certificate of Incorporation of Telecredit, Inc., as theretofore amended or supplemented, and further resolved that there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

3: The text of the Restated Certificate of Incorporation of the corporation shall read as follows:

FIRST. The name of the corporation is:

TELECREDIT, INC.

SECOND. The corporation’s registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle 19901. The name of its registered agent is The Corporation Trust Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH. A. The Corporation is authorized to issue two classes of shares, designated respectively “Common Stock” and “Preferred Stock”. The total number of shares which the corporation shall have authority to issue is Twenty-Five Million Two Hundred Thousand (25,200,000) and the aggregate par value of all shares that are to have a par value shall be Two Hundred Fifty-Two Thousand Dollars ($252,000.00). The number of shares of Common Stock authorized shall be Twenty-Five Million (25,000,000) and the par value of each share of such class shall be one cent ($.01); the number of shares of Preferred Stock authorized shall be Two Hundred Thousand (200,000) and the par value of each share of such class shall be one cent ($.01).

B. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the number of shares constituting each such series, the designation of each such series, and the powers, preferences and rights and the qualifications, limitations or restrictions of the shares in each such series, and to increase or decrease the number of shares of each and any such series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. Except for such voting rights as may be granted to the holders of Preferred Stock from time to time outstanding, the holders of Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders’ meetings and exclusive voting rights and powers. Subject to all of the rights of Preferred Stock from time to time outstanding, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds of the corporation legally available for the payment of such dividends.

D. No stockholder of the corporation shall by reason of his holding shares of any class or series have any pre-emptive or preferential rights to purchase or subscribe to any shares of any class or series of the corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series now or here-

after to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant, and at such a price as the Board of Directors, in its discretion, may fix; and the Board of Directors, if otherwise authorized by the provisions of this Restated Certificate of Incorporation, may issue shares of any class or series of the corporation or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series, without offering any such shares of any class or series either in whole or in part to the existing stockholders of any class or series.

FIFTH. The corporation is to have perpetual existence.

SIXTH. The Board of Directors of the corporation is expressly authorized, from time to time, to make, adopt, alter, amend and repeal Bylaws of the corporation. The stockholders of the corporation may make or adopt additional Bylaws and may alter, amend or repeal any Bylaw, whether adopted by them or otherwise; provided, however, that Sections 2.3, 2.5 and 2.6 of Article II of the Bylaws shall not be altered, amended or repealed by the stockholders of the corporation except by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Common Stock of this corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding.

SEVENTH. At all elections of directors of the corporation, each common stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of Common Stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit. Elections of directors need not be by ballot unless the Bylaws of the corporation shall so provide.

EIGHTH. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. The provisions set forth in this Article EIGHTH may not be amended or repealed in any respect, unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%)

of the outstanding shares of Common Stock of this corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding.

NINTH. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and subject to the provisions of Article EIGHTH hereof, and all rights conferred upon stockholders herein are granted subject to this reservation.

4: That the aforesaid Restated Certificate of Incorporation was approved and adopted by the Board of Directors without a vote of the stockholders, as permitted by Section 245 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, TELECREDIT, INC. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by LEE A. AULT III, its Chairman of the Board of Directors; and BERTRAM K. MASSING, its Secretary, this 12th day of November, 1986.

By:	/S/ LEE A. AULT III
LEE A. AULT III,
Chairman of the Board of Directors

ATTEST:

/S/ BERTRAM K. MASSING
BERTRAM K. MASSING, Secretary

        STATE OF DELAWARE

        SECRETARY OF STATE

DIVISION OF CORPORATIONS

    FILED 12:25 PM 12/28/1990

          903625109 - 0567109

CERTIFICATE OF MERGER

OF

T.I. ACQUISITION CORP.

INTO

TELECREDIT, INC.

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
T.I. Acquisition Corp. Telecredit, Inc.	Delaware Delaware

The surviving corporation in the merger will be Telecredit, Inc.

SECOND: That the merger agreement between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware. The written consent of the sole stockholder of T.I. Acquisition Corp. has been given to approve such merger agreement in accordance with the requirements of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the Restated Certificate of Incorporation of Telecredit, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation.

FOURTH: That the executed merger agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 6171 West Century Boulevard, Los Angeles, California 90045-5310.

FIFTH: That a copy of the merger agreement will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

SIXTH: That the merger shall be effective as of the filing of this Certificate.

TELECREDIT, INC.

By:	/S/ Lee A. Ault III
Lee A. Ault III
Chief Executive Officer

ATTEST:

By:	/S/ Bertram K. Massing
Bertram K. Massing
Secretary

        STATE OF DELAWARE

        SECRETARY OF STATE

DIVISION OF CORPORATIONS

    FILED 09:00 AM 10/20/1994

          944199697 - 567109

CERTIFICATE OF AMENDMENT OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

TELECREDIT, INC.

TELECREDIT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That a resolution was duly adopted by Unanimous written Consent of the Board of Directors of TELECREDIT, INC. dated September 30, 1994, setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED that the First item of paragraph “3:” of the Restated Certificate of Incorporation be amended in its entirety so it shall read as follows:

“FIRST. The name of the corporation is:

EQUIFAX PAYMENT SERVICES, INC.”

SECOND: That said amendment was duly adopted in accordance with section 242’ of the General Corporation Law of the State of Delaware.

THIRD: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said TELECREDIT, INC. has caused this certificate to be signed by D. W. McGlaughlin, its Vice Chairman and T. H. Magis, its Secretary this 13th day of October, 1994.

By:	/S/ D. W. McGlaughlin
D. W. McGlaughlin, Vice Chairman

ATTEST:	/S/ T. H. Magis
T. H. Magis, Secretary

(corporate seal)

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

EQUIFAX PAYMENT SERVICES, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19904, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 4.4. 1995.

/S/ J. A. Martin
Authorized Officer
J. A. Martin Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09.00 AM 04/21/1995 950088012 - 567109
DE BC -: COA CERTIF OF CHANGE 4/91

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 06/21/2001

010301152 - 0567109

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

EQUIFAX PAYMENT SERVICES, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

EQUIFAX PAYMENT SERVICES, INC.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST of Paragraph 3 of the Restated Certificate of Incorporation thereof and by substituting in lieu of said Article the following new Article FIRST:

“FIRST. The name of the corporation is:

CERTEGY PAYMENT SERVICES, INC. ”

3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on the 21st day of June, 2001.

EQUIFAX PAYMENT SERVICES, INC.

to be known hereafter as

CERTEGY PAYMENT SERVICES, INC.

By:	/S/ Kent E. Mast
Kent E. Mast, Vice President, General Counsel & Secretary

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:22 PM 03/09/2006

FILED 05:36 PM 03/09/2006

SRV 060234042 - 0567109 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Certegy Payment Services, Inc., a Delaware Corporation, on this 1st day of MARCH, A.D. 2006, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 1st day of MARCH, A.D., 2006.

By:	/S/ Lynn Cravey
Authorized Officer
Name:	Lynn Cravey
Print or Type
Title:	Vice President

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:14 PM 05/05/2006

FILED 05:12 PM 05/05/2006

SRV 060427010 - 0567109 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CERTEGY PAYMENT SERVICES, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

CERTEGY PAYMENT SERVICES, INC.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST of Paragraph 3 of the Restated Certificate of Incorporation thereof and by substituting in lieu of said Article the following new Article FIRST:

“FIRST. The name of the corporation is:

FIDELITY NATIONAL PAYMENT SERVICES, INC.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on the 4th day of May, 2006.

CERTEGY PAYMENT SERVICES, INC.

to be known hereafter as:

FIDELTY NATIONAL PAYMENT

SERVICES, INC.

By:	/S/ Michael L. Gravelle
Michael L. Gravelle, Senior Vice President, General Counsel and Assistant Secretary

State of Delaware

Secretary of State

Division of Corporations

Delivered 08:00 AM 12/03/2008

FILED 08:00 AM 12/03/2008

SRV 081160460 - 0567109 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Fidelity National Payment Services, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH ” so that, as amended, said Article shall be and read as follows:

The amount of total stock of this Corporation is authorized to issue is 1,000 shares of common stock with a par value of $0.001 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 31st day of October 2008 .

By:	/S/ Ronald D. Cook
Authorized Officer
Title:	EVP & General Counsel
Name:	Ronald D. Cook
Print or Type